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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF SICOR INC.

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SUBSIDIARY CORPORATION              PERCENTAGE OWNED   STATE OF INCORPORATION
----------------------              ----------------   ----------------------
Gensia Development Corporation            100%         Delaware

Gensia Sicor Pharmaceuticals, Inc.        100%         Delaware

Gensia Automedics, Inc.                    19%         Delaware

Metabasis Therapeutics, Inc.               30%         Delaware

Genchem Pharma Ltd.                       100%         Delaware

Aramed, Inc.                               30%         Delaware

Rakepoll Holding B.V.                     100%         The Netherlands

SICOR-Societa Italiana                    100%         Italy
  Corticosteroidi S.p.A.

Diaspa S.p.A.                             100%         Italy

Sicor de Mexico, S.A. de C.V.             100%         Mexico

Lemery, S.A. de C.V.                      100%         Mexico

Inmobiliaria Lemery, S.A. de C.V.         100%         Mexico

Lemery Desarrollo y Control,              100%         Mexico
  S.A. de C.V.

Sicor de Latinoamerica,                   100%         Mexico
  S.A. de C.V.

Zetesis S.p.A.                             50%         Italy
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